SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED February 21, 1997
(To Prospectus dated February 21, 1997)

                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Sponsor and Master Servicer




      Revolving Home Equity Loan Asset Backed Certificates, Series 1997-A

                                   ---------


The certificates represent            The Certificates
obligations of the trust
only and do not represent             o    This supplement relates to the offering of the certificates of the
an interest in or obligation               series referenced above. This supplement does not contain complete
of CWABS, Inc.,                            information about the offering of the certificates. Additional information
Countrywide Home Loans,                    is contained in the prospectus supplement dated February 21, 1997
Inc. or any of their                       prepared in connection with the offering of the offered certificates
affiliates.                                of the series referenced above and in the prospectus of the depositor dated
                                           February 21, 1997. You are urged to read this supplement, the prospectus
This supplement may be                     supplement and the prospectus in full.
used to offer and sell the
offered certificates only if          o    As of June 15, 2001, the class certificate balance of the certificates was
accompanied by the                         approximately $26,308,535.
prospectus supplement and
the prospectus.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

June 29, 2001

                                THE TRUST FUND

     As of June 1, 2001 (the "Reference Date"), the Trust Fund included approximately 1,582 Mortgage Loans having an aggregate Stated Principal Balance of approximately $30,765,106.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                                  As of
                                                                                              June 1, 2000
                                                                                              ------------
Aggregate Stated Principal Balance of the Mortgage Loans.........................              $30,765,106
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                  0.93%
         60-90 days..............................................................                  0.97%
         91 days or more (excluding pending foreclosures)........................                  1.14%
                                                                                                   -----
         Total Delinquencies.....................................................                  3.04%
                                                                                                   =====
Foreclosures Pending.............................................................                  0.00%
                                                                                                   -----
    Total Delinquencies and foreclosures pending.................................                  3.04%
                                                                                                   =====

--------------
(1)      As a percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Reference Date.


     Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans, Inc. ("Countrywide") will continue to act as Master Servicer under the Agreement.

     At March 31, 2001 Countrywide provided servicing for approximately $294.7 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At March 31, 2001, Countrywide provided servicing for approximately $3.9 billion aggregate principal amount of first and second lien mortgage loans originated under home equity lines of credit.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans serviced by the Master Servicer. Since Countrywide only began servicing home equity loans in October 1994, the delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans:


                                                     Delinquency and Foreclosure Experience(1)

                             As of December 31, 1999          As of December 31, 2000            As of March 31, 2001
                             -----------------------          -----------------------            --------------------
Portfolio.............      $2,412,534,167.47      --         $3,748,790,561.82     --       $3,890,660,494.75        --
Delinquency
percentage(1)

       30-59 days.....          $5,554,389.27       0.23%        $14,580,950.53     0.39%       $12,661,189.47        0.33%
       60-89..........          $2,123,878.51       0.09%         $4,626,810.83     0.12%        $4,254,118.61        0.11%
       90+ days.......         $4,665,157.69        0.19%        $10,660,110.74     0.28%       $13,457,917.53        0.35%
                               --------------       -----        --------------     -----       --------------        -----
           Total(2)...        $12,343,425.47        0.51%        $29,867,872.10     0.80%       $30,373,225.61        0.78%
                              ===============       =====        ==============     =====       ==============        =====
Foreclosure Rate(3)...            $646,956.56       0.03%         $1,232,842.13     0.03%        $1,464,241.88        0.04%
Bankruptcy Rate(4)....          $7,706,013.75       0.32%         $9,192,831.89     0.25%       $11,093,154.43        0.29%
--------------

(1)      The period of delinquency is based on the number of days payments are contractually past due.

(2)      Certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated
         in the columns due to differences in rounding.

(3)      "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

(4)      "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be allocated and entitled to receive interest and principal payments as described in the Prospectus Supplement under "Description of the Certificates-- Distributions on the Certificates".

     As of June 15, 2001 (the "Certificate Date"), the Certificate Principal Balance of the Certificates was approximately $26,308,535. As of the Certificate Date the Pool Factor was approximately 0.2192378 and the Invested Amount was approximately $26,308,535. For additional information with respect to the Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

                            THE CERTIFICATE INSURER

     Financial Security Assurance Inc. is the Certificate Insurer as described in the Prospectus Supplement. See "The Certificate Insurer" in the Prospectus Supplement.

     Financial Security Assurance Inc. is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd., a New York Stock Exchange listed company. Financial Security Assurance Holdings Ltd. files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). These documents may be reviewed at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Financial Security Assurance Holdings Ltd.'s SEC filings are also available to the public at the SEC's Web site at http://www.sec.gov.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Certificates discussed under the sections titled "Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

     On December 30, 1997 the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described in the Prospectus. It is recommended that prospective purchasers of the Certificates consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     The Taxpayer Relief Act of 1997 and the IRS Restructuring and Reform Act of 1998 reduced the capital gains tax rates for certain noncorporate taxpayers. Prospective investors should consult their tax advisors with respect to these tax law changes.

     The Small Business and Job Protection Act of 1996 and Taxpayer Relief Act of 1997 modified the definition of U.S. person with regard to trusts. A trust is a "U.S. Person" if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. In addition, U.S. Persons include certain trusts that can elect to be treated as U.S. Persons.

     Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Certificates should consider carefully the ERISA consequences of an investment in the Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement and subject to the qualifications and limitations set forth therein, it is believed that the Exemption will apply to the acquisition and holding of the Certificates by Plans and that all conditions of the Exemption other than those within the control of investors will be met.

                                    RATINGS

     The Certificates are currently rated "AAA" by Standard & Poor's and "Aaa" by Moody's. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.


                                            EXHIBIT 1

                                   ADJUSTABLE RATE LOAN GROUP

             Current Mortgage Rates for the Adjustable Rate Mortgage Loan Group (1)
-----------------------------------------------------------------------------------------------
  Range of Current Mortgage    Number of Mortgage      Aggregate Unpaid      Percent of Loan
          Rates (%)                   Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
 7.001 - 7.500                               4                 $139,738              0.45%
 7.501 - 8.000                             343               $6,429,599             20.90%
 8.001 - 8.500                              75               $2,656,788              8.64%
 8.501 - 9.000                             202               $3,484,940             11.33%
 9.001 - 9.500                              99               $1,949,433              6.34%
 9.501 - 10.000                            274               $5,150,679             16.74%
10.001 - 10.500                            261               $5,265,508             17.12%
10.501 - 11.000                            119               $2,220,586              7.22%
11.001 - 11.500                            104               $2,042,373              6.64%
11.501 - 12.000                             73               $1,054,976              3.43%
12.001 - 12.500                             19                 $297,387              0.97%
12.501 - 13.000                              5                  $41,669              0.14%
13.001 - 13.500                              4                  $31,054              0.10%
-----------------------------------------------------------------------------------------------
        Total                            1,582              $30,764,731            100.00%
                           ===============================================================----=

-------------------------------

(1)    The weighted average Mortgage Rate of the Adjustable Rate Mortgage Loans is approximately 9.509%.



               Current FICO Scores for the Adjustable Rate Mortgage Loan Group (1)
-----------------------------------------------------------------------------------------------
                               Number of Mortgage      Aggregate Unpaid      Percent of Loan
     Range of FICO Scores             Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
821 - 840                                    1                     $800              0.00%
801 - 820                                    9                 $133,933              0.44%
781 - 800                                   60                 $733,395              2.38%
761 - 780                                  115               $1,804,085              5.86%
741 - 760                                  134               $2,201,192              7.15%
721 - 740                                  128               $2,358,767              7.67%
701 - 720                                  129               $2,665,417              8.66%
681 - 700                                  117               $2,527,650              8.22%
661 - 680                                  116               $2,928,251              9.52%
641 - 660                                  107               $2,341,109              7.61%
621 - 640                                   68               $1,484,568              4.83%
601 - 620                                   30                 $666,160              2.17%
581 - 600                                    7                 $203,443              0.66%
561 - 580                                    6                 $213,567              0.69%
521 - 540                                    1                  $11,185              0.04%
NOT SCORED                                 554              $10,491,207             34.10%
-----------------------------------------------------------------------------------------------
        Total                            1,582              $30,764,731            100.00%
                               ================================================================



                    Gross Margins for Adjustable Rate Mortgage Loan Group (1)

-----------------------------------------------------------------------------------------------
  Range of Gross Margins       Number of Mortgage      Aggregate Unpaid      Percent of Loan
          (%)                            Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
0                                            1                  $23,966              0.08%
0.001 - 0.250                                3                   $4,351              0.01%
0.251 - 0.500                              342               $6,529,820             21.23%
0.501 - 0.750                               18                 $404,460              1.31%
0.751 - 1.000                               56               $2,214,467              7.20%
1.001 - 1.250                               55               $1,196,998              3.89%
1.251 - 1.500                              147               $2,273,464              7.39%
1.501 - 1.750                               64               $1,050,167              3.41%
1.751 - 2.000                               33                 $899,267              2.92%
2.001 - 2.250                              238               $3,829,020             12.45%
2.251 - 2.500                               41               $1,346,553              4.38%
2.501 - 2.750                               97               $2,157,661              7.01%
2.751 - 3.000                              164               $3,107,847             10.10%
3.001 - 3.250                               18                 $223,738              0.73%
3.251 - 3.500                              100               $1,997,634              6.49%
3.501 - 3.750                               93               $1,871,172              6.08%
3.751 - 4.000                               12                 $171,201              0.56%
4.001 - 4.250                               30                 $545,179              1.77%
4.251 - 4.500                               43                 $547,658              1.78%
4.501 - 4.750                               10                 $170,044              0.55%
4.751 - 5.000                                8                 $127,343              0.41%
5.001 - 5.250                                3                  $23,198              0.08%
5.251 - 5.500                                2                  $18,470              0.06%
5.501 - 5.750                                2                  $26,884              0.09%
5.751 - 6.000                                2                   $4,171              0.01%
-----------------------------------------------------------------------------------------------
        Total                            1,582              $30,764,731            100.00%
                               ================================================================

-------------------------------

(1) The weighted average Margin of the Adjustable Rate Mortgage Loans is approximately 2.015%.



            Maximum Mortgage Rates for the Adjustable Rate Mortgage Loan Group (1)
-----------------------------------------------------------------------------------------------
                               Number of Mortgage      Aggregate Unpaid      Percent of Loan
  Range of Maximum Rates (%)          Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
12.25                                       31                 $520,048              1.69%
15                                           9                 $221,499              0.72%
16                                          29                 $424,167              1.38%
17                                         201               $3,323,825             10.80%
18                                       1,312              $26,275,191             85.41%
-----------------------------------------------------------------------------------------------
        Total                            1,582              $30,764,731            100.00%
                               ================================================================

-------------------------------

(1) The weighted average Maximum Rate of the Adjustable Rate Mortgage Loans is approximately 17.746% per annum.



   Current Mortgage Loan Principal Balances for the Adjustable Rate Mortgage Loan Group (1)
-----------------------------------------------------------------------------------------------
 Range of Current Mortgage     Number of Mortgage      Aggregate Unpaid      Percent of Loan
Loan Principal Balances ($)           Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
       0.00   to  $10,000                  534                 $914,215              2.97%
$ 10,000.01  to  $ 20,000                  448               $6,712,852             21.82%
$ 20,000.01  to  $ 30,000                  283               $6,942,730             22.57%
$ 30,000.01  to  $ 40,000                  131               $4,511,057             14.66%
$ 40,000.01  to  $ 50,000                   77               $3,467,359             11.27%
$ 50,000.01  to  $ 60,000                   35               $1,945,785              6.32%
$ 60,000.01  to  $ 70,000                   25               $1,626,064              5.29%
$ 70,000.01  to  $ 80,000                   18               $1,377,763              4.48%
$ 80,000.01  to  $ 90,000                   12               $1,011,070              3.29%
$ 90,000.01  to  $100,000                   10                 $969,910              3.15%
$100,000.01  to  $125,000                    2                 $228,389              0.74%
$125,000.01  to  $150,000                    5                 $712,348              2.32%
$150,000.01  to  $175,000                    1                 $151,389              0.49%
$175,000.01  to  $200,000                    1                 $193,800              0.63%
-----------------------------------------------------------------------------------------------
        Total                            1,582              $30,764,731            100.00%
                               ================================================================

-------------------------------

(1) The average current Adjustable Rate Mortgage Loan principal balance is approximately $19,446.73.



             Loan-to-Value Ratios for the Adjustable Rate Mortgage Loan Group (1)
-----------------------------------------------------------------------------------------------
Range of Loan-to-Value Ratios  Number of Mortgage      Aggregate Unpaid      Percent of Loan
             (%)                      Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
     0 -10.00                                4                  $74,305              0.24%
  10.01-20.00                                8                 $132,018              0.43%
  20.01-30.00                                9                 $129,913              0.42%
  30.01-40.00                               19                 $504,028              1.64%
  40.01-50.00                               46                 $842,558              2.74%
  50.01-60.00                               67               $1,332,061              4.33%
  60.01-70.00                              247               $5,516,413             17.93%
  70.01-80.00                              414               $8,143,770             26.47%
  80.01-90.00                              646              $12,227,409             39.74%
  90.01-100.00                             122               $1,862,256              6.05%
-----------------------------------------------------------------------------------------------
       Total                             1,582              $30,764,731            100.00%
                               ================================================================

-------------------------------

(1)    The weighted average Loan -to-Value Ratio of the Adjustable Rate
       Mortgage Loans was approximately 78.74.



                 State Distributions of Adjustable Rate Mortgaged Properties
-----------------------------------------------------------------------------------------------
                               Number of Mortgage      Aggregate Unpaid      Percent of Loan
            State                     Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
AL                                          35                 $463,604              1.51%
AZ                                          45               $1,024,648              3.33%
CA                                         328               $7,752,902             25.20%
CO                                          50               $1,078,705              3.51%
CT                                          15                 $224,471              0.73%
DE                                           2                  $27,593              0.09%
DC                                           2                  $19,343              0.06%
FL                                         148               $2,237,092              7.27%
GA                                          28                 $515,847              1.68%
ID                                          34                 $688,170              2.24%
IL                                          95               $1,403,451              4.56%
IN                                          23                 $565,366              1.84%
IA                                           8                 $109,189              0.35%
KS                                          12                 $241,956              0.79%
KY                                          15                 $248,829              0.81%
LA                                          34                 $521,053              1.69%
ME                                           3                   $6,861              0.02%
MD                                          28                 $368,114              1.20%
MA                                          32                 $430,418              1.40%
MI                                          49                 $755,300              2.46%
MS                                           6                 $103,943              0.34%
MO                                          39                 $522,006              1.70%
MT                                           9                 $221,499              0.72%
NE                                           6                  $55,230              0.18%
NV                                          32                 $643,089              2.09%
NH                                           1                  $24,968              0.08%
NJ                                          60               $1,113,817              3.62%
NM                                          13                 $300,536              0.98%
NY                                          33                 $867,728              2.82%
NC                                          28                 $404,395              1.31%
ND                                           1                  $15,984              0.05%
OH                                          58                 $812,437              2.64%
OK                                           8                 $156,602              0.51%
OR                                          48               $1,636,474              5.32%
PA                                          51                 $867,145              2.82%
RI                                           6                  $98,484              0.32%
SC                                           6                 $127,193              0.41%
TN                                          31                 $520,048              1.69%
TX                                           3                   $8,028              0.03%
UT                                          53               $1,370,659              4.46%
VT                                           4                  $83,067              0.27%
VA                                          23                 $416,920              1.36%
WA                                          52               $1,159,247              3.77%
WI                                          16                 $370,177              1.20%
WY                                           9                 $182,144              0.59%
-----------------------------------------------------------------------------------------------
       Total                             1,582              $30,764,731            100.00%
                               ================================================================

                Utilization Range for the Adjustable Rate Mortgage Loan Group
-----------------------------------------------------------------------------------------------
                               Number of Mortgage      Aggregate Unpaid      Percent of Loan
      Utilization Range               Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
0.00%                                      363                       $2              0.00%
 0.01% - 10.00%                             37                  $66,085              0.21%
 10.01% - 20.00%                            39                 $206,287              0.67%
 20.01% - 30.00%                            37                 $341,781              1.11%
 30.01% - 40.00%                            44                 $587,438              1.91%
 40.01% - 50.00%                            44                 $939,317              3.05%
 50.01% - 60.00%                            35                 $701,629              2.28%
 60.01% - 70.00%                            70               $1,595,714              5.19%
 70.01% - 80.00%                            74               $1,645,303              5.35%
 80.01% - 90.00%                           186               $4,806,556             15.62%
 90.01% - 100.00%                          653              $19,874,619             64.60%
-----------------------------------------------------------------------------------------------
        Total                            1,582              $30,764,731            100.00%
                               ================================================================



                 Draw Limit Range for the Adjustable Rate Mortgage Loan Group
-----------------------------------------------------------------------------------------------
                               Number of Mortgage      Aggregate Unpaid      Percent of Loan
       Draw Limit Range               Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
$      0.00  to  $ 10,000                   22                 $116,747              0.38%
$ 10,000.01  to  $ 20,000                  558               $5,727,262             18.62%
$ 20,000.01  to  $ 30,000                  430               $6,694,998             21.76%
$ 30,000.01  to  $ 40,000                  210               $4,535,424             14.74%
$ 40,000.01  to  $ 50,000                  153               $4,173,394             13.57%
$ 50,000.01  to  $ 60,000                   50               $1,666,519              5.42%
$ 60,000.01  to  $ 70,000                   46               $1,957,420              6.36%
$ 70,000.01  to  $ 80,000                   28               $1,394,202              4.53%
$ 80,000.01  to  $ 90,000                   13                 $639,890              2.08%
$ 90,000.01  to  $100,000                   45               $2,105,577              6.84%
$100,000.01  to  $125,000                    8                 $483,394              1.57%
$125,000.01  to  $150,000                   10                 $556,428              1.81%
$175,000.01  to  $200,000                    5                 $339,540              1.10%
$200,000.01  to  $225,000                    2                 $231,926              0.75%
$225,000.01  to  $250,000                    1                       $0              0.00%
$300,000.01  to  $325,000                    1                 $142,010              0.46%
-----------------------------------------------------------------------------------------------
        Total                            1,582              $30,764,731            100.00%
                               ================================================================


                    Lien Type for the Adjustable Rate Mortgage Loan Group
-----------------------------------------------------------------------------------------------
                               Number of Mortgage      Aggregate Unpaid      Percent of Loan
          Lien Type                   Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
1st Liens                                   41               $1,246,386               4.1%
2nd Liens                                1,541              $29,518,345              95.9%

-----------------------------------------------------------------------------------------------
        Total                            1,582              $30,764,731            100.00%
                               ================================================================



           Type of Mortgaged Properties for the Adjustable Rate Mortgage Loan Group
-----------------------------------------------------------------------------------------------
                               Number of Mortgage      Aggregate Unpaid      Percent of Loan
        Property Type                 Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
Single-Family                            1,387              $27,204,972             88.43%
PUD                                        124               $2,652,845              8.62%
Low Rise Condo                              56                 $621,949              2.02%
3 Family                                     4                 $170,415              0.55%
2 Family                                    11                 $114,550              0.37%
-----------------------------------------------------------------------------------------------
        Total                            1,582              $30,764,731            100.00%
                               ================================================================



                Delinquency Status for the Adjustable Rate Mortgage Loan Group
-----------------------------------------------------------------------------------------------
                               Number of Mortgage      Aggregate Unpaid      Percent of Loan
      Delinquency Status              Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
 CURRENT                                 1,528              $29,332,113             95.34%
30 - 59 DAYS                                14                 $287,310              0.93%
60 - 89 DAYS                                 8                 $299,251              0.97%
90+ DAYS                                    32                 $846,057              2.75%
-----------------------------------------------------------------------------------------------
        Total                            1,582              $30,764,731            100.00%
                               ================================================================



       Remaining Months to Stated Maturity for the Adjustable Rate Mortgage Loan Group
-----------------------------------------------------------------------------------------------
                               Number of Mortgage      Aggregate Unpaid      Percent of Loan
       Remaining Terms                Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
 97 - 108                                  122               $1,857,900              6.04%
241 - 252                                1,460              $28,906,831             93.96%
-----------------------------------------------------------------------------------------------
        Total                            1,582              $30,764,731            100.00%
                               ================================================================



                   Adjustable Rate Mortgage Loan Group by Origination Year
-----------------------------------------------------------------------------------------------
                               Number of Mortgage      Aggregate Unpaid      Percent of Loan
             Year                     Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
1996                                       832              $16,041,659             52.14%
1997                                       750              $14,723,071             47.86%
-----------------------------------------------------------------------------------------------
        Total                            1,582              $30,764,731            100.00%
                               ================================================================



                      Adjustable Rate Mortgage Loan Group by Description
-----------------------------------------------------------------------------------------------
                               Number of Mortgage      Aggregate Unpaid      Percent of Loan
         Description                  Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
3 DRAW/10REPAY                             122               $1,857,900              6.04%
10 DRAW/15 REPAY                         1,460              $28,906,831             93.96%
-----------------------------------------------------------------------------------------------
        Total                            1,582              $30,764,731            100.00%
                               ================================================================


                                   EXHIBIT 2

                         Report to Certificateholders



==================================================================================================================================
Countrywide Home Loans, Inc.                                         Date of Report:     7/3/01          Page 1
Countrywide Home Equity Loan Trust - Series 1997-A                   Time of Report:    3:43 PM
P & S Agreement Date:                    February 25, 1997
Original Settlement Date:                February 28, 1997
CUSIP Number of Certificates:
Original Sale Balance:                   120,000,000                 Investor 8001003

==================================================================================================================================
CERTIFICATES INFORMATION
------------------------
                                                                    BALANCE    MARGIN
                                                                    -------    ------
Investors                                                   $120,000,000.00     0.15%
Transferor                                                    $2,448,980.48


OTHER INFORMATION
-----------------

Original Pool Balance @ Cut-Off Date                        $122,448,980.48              Pool Balance @ c/o date
Servicing Fee                                                        0.500%

Original Settlement Date                                            2/28/97              Closing Date
First Payment Date                                                  4/15/97
Long Interest Period Days                                                46              First Accrual Period
Managed Amortization Period (Months)                                     60



OC Lockout (Months)                                                      30


Spread Carveout Begins (Month)                                            6



Initial Insured Amount                                      $120,000,000.00              SA Cap= 50% of 9+ Months Del. Loans Out.
                                                                                         Trust Balances over the Original
                                                                                         Transferor Interest Balance Maximum
Fixed Allocation Percentage                                           98.00%             Allowable Amount of principal draws
Investor Certificate Principal Balance                                 0.00%             under policy
Minimum Transferor Interest Percentage                                 5.00%
Credit Enhancement Fee                                                0.180%             Min. Princ. Paid to Investors (% of
Rapid Amortization Event Trigger (% of Original Pool Balance)         1.000%             Outst. Certificate Balance)
Tail Adjustment                                                       $0.00
                                                                                         % of Certificate Balance - Actual/360

===================================================================================================================================



==================================================================================================================================
Countrywide Home Loans, Inc.                                         Date of Report:     7/3/01          Page 2
Countrywide Home Equity Loan Trust - Series 1997-A                   Time of Report:    3:43 PM
P & S Agreement Date:                    February 25, 1997
Original Settlement Date:                February 28, 1997
CUSIP Number of Certificates:
Original Sale Balance:                   120,000,000                 Investor 8001003

==================================================================================================================================
INPUT SECTION (PAGE 1 of 1)
---------------------------
MONTH:                                                                                       50                 51              52
DISTRIBUTION DATE:                                                                      5/15/01            6/15/01         7/15/01
DETERMINATION DATE:                                                                     5/10/01            6/12/01         7/12/01

MORTGAGE LOANS PAYMENT SUMMARY
------------------------------
    COLLECTION PERIOD:

    MTGE LOANS INTEREST RECEIVED                                                    $288,772.23        $268,208.38           $0.00
    MTGE LOANS PRINCIPAL RECEIVED                                                 $1,232,234.73      $1,955,904.46           $0.00
    MTGE LOANS NET LIQUIDATION PROCEEDS (ALLOC. TO INTEREST)                              $0.00              $0.00           $0.00
    MTGE LOANS NET LIQUIDATION PROCEEDS (NET OF FORECL. PROFIT &
      ALLOC. TO PRINCIPAL)                                                                $0.00              $0.00           $0.00
    MTGE LOANS INSURANCE PROCEEDS (ALLOC. TO INTEREST)                                    $0.00              $0.00           $0.00
    MTGE LOANS INSURANCE PROCEEDS (ALLOC. TO PRINCIPAL)                                   $0.00              $0.00           $0.00
    MTGE LOANS SERVICER OPTIONAL ADVANCES (ALLOC. TO INTEREST)                            $0.00              $0.00           $0.00
    MTGE LOANS PURCHASE PRICE (ALLOC. TO INTEREST) (Section 2.02(a))                      $0.00              $0.00           $0.00
    MTGE LOANS PURCHASE PRICE (ALLOC. TO PRINCIPAL) (Section 2.02(a))                     $0.00              $0.00           $0.00
    MTGE LOANS (90+ DAY DELINQUENT) PURCHASE PRICE (ALLOC. TO INTEREST)                   $0.00              $0.00           $0.00
    MTGE LOANS (90+ DAY DELINQUENT) PURCHASE PRICE (ALLOC. TO PRINCIPAL)                  $0.00              $0.00           $0.00
    MTGE LOANS REMOVED FROM THE TRUST BY THE SERVICER (Section 2.06)                      $0.00              $0.00           $0.00
    MTGE LOANS TRANSFER DEPOSIT AMOUNT (ALLOC. TO PRINCIPAL)(Sections 2.02(a))            $0.00              $0.00           $0.00

    MTGE LOANS DRAWS (ADDITIONAL BALANCES)                                          $413,500.42        $492,979.28           $0.00
    MTGE LOANS LIQUIDATION LOSS AMOUNT (NET LOSSES)                                       $0.00              $0.00           $0.00

    MTGE LOANS TOTAL ENDING PRINCIPAL BALANCE (NET OF SERVICER REMOVALS)         $32,228,030.83     $30,765,105.65  $30,765,105.65

    AVERAGE MTGE LOANS RATE                                                              10.026%             9.509%         0.000%
    AVERAGE MTGE LOANS DAILY BALANCE                                             $32,783,863.55     $32,139,035.70           $0.00

DELINQUENCY & REO  SUMMARY
--------------------------
    DEL STAT 1 - NO. OF ACCTS                                                                14                 14               0
    DEL STAT 1 - CURRENT BALANCE                                                    $457,793.67        $287,309.75           $0.00
    DEL STAT 2 - NO. OF ACCTS                                                                11                  8               0
    DEL STAT 2 - CURRENT BALANCE                                                    $249,880.49        $299,250.70           $0.00
    DEL STAT 1+ - NO. OF ACCTS                                                               42                 38               0
    DEL STAT 1+ - CURRENT BALANCE                                                 $1,101,633.68        $938,395.08           $0.00
    DEL STAT 3+ - NO. OF ACCTS                                                               17                 16               0
    DEL STAT 3+ - CURRENT BALANCE                                                   $393,959.52        $351,834.63           $0.00
    DEL STAT 9+ - NO. OF ACCTS                                                               14                 14               0
    DEL STAT 9+ - CURRENT BALANCE                                                   $433,261.40        $494,222.72           $0.00
    REO - NO. OF ACCTS                                                                        0                  0               0
    REO  - CURRENT BOOK BALANCE (UNPAID PRINC. BALANCE)                                   $0.00              $0.00           $0.00

LOAN MODIFICATION SUMMARY
-------------------------
    MTGE LOANS W/ SR. LIEN BALANCE MODIFICATION (CLTV<80%)                                $0.00              $0.00           $0.00
    MTGE LOANS W/ SR. LIEN BALANCE MODIFICATION (CLTV>80%)                                $0.00              $0.00           $0.00
    MTGE LOANS W/ CREDIT LIMIT MODIFICATION                                               $0.00              $0.00           $0.00
    MTGE LOANS W/ GROSS MARGIN MODIFICATION                                               $0.00              $0.00           $0.00

OTHER INFORMATION
-----------------
    LIBOR RATE FOR CURRENT INTEREST PERIOD                                             5.02250%            4.12250%       0.00000%
    AMOUNT OWED TO CREDIT ENHANCER DUE TO PREPAYMENT SHORTFALL                              $0                  $0              $0
    FSA'S SURETY BOND IN FORCE ? (YES=1; NO=0)                                               1                   1               1





(Table Continued)

  INPUT SECTION (PAGE 1 of 1)
  ---------------------------

  MONTH:
  DISTRIBUTION DATE:
  DETERMINATION DATE:
  MORTGAGE LOANS PAYMENT SUMMARY
  ------------------------------
    COLLECTION PERIOD:

    MTGE LOANS INTEREST RECEIVED                                                Input Report-Interest payments received during the
                                                                                collection period
    MTGE LOANS PRINCIPAL RECEIVED                                               Input Report-Principal payments received during
                                                                                the collection period
    MTGE LOANS NET LIQUIDATION PROCEEDS (ALLOC. TO INTEREST)                    Input Report-Net of Foreclosure Profit which will
                                                                                be paid directly to Lehman
    MTGE LOANS NET LIQUIDATION PROCEEDS (NET OF FORECL. PROFIT &                Input Report
      ALLOC. TO PRINCIPAL)
    MTGE LOANS INSURANCE PROCEEDS (ALLOC. TO INTEREST)                          Input Report
    MTGE LOANS INSURANCE PROCEEDS (ALLOC. TO PRINCIPAL)                         Input Report
    MTGE LOANS SERVICER OPTIONAL ADVANCES (ALLOC. TO INTEREST)                  Input Report
    MTGE LOANS PURCHASE PRICE (ALLOC. TO INTEREST) (Section 2.02(a))            Input Report
    MTGE LOANS PURCHASE PRICE (ALLOC. TO PRINCIPAL) (Section 2.02(a))           Input Report
    MTGE LOANS (90+ DAY DELINQUENT) PURCHASE PRICE (ALLOC. TO INTEREST)
    MTGE LOANS (90+ DAY DELINQUENT) PURCHASE PRICE (ALLOC. TO PRINCIPAL)
    MTGE LOANS REMOVED FROM THE TRUST BY THE SERVICER (Section 2.06)
    MTGE LOANS TRANSFER DEPOSIT AMOUNT (ALLOC. TO PRINCIPAL)(Sections 2.02(a))  Trustee will report $ amount to Servicer

    MTGE LOANS DRAWS (ADDITIONAL BALANCES)                                      Input Report-Add-ons during collection period
    MTGE LOANS LIQUIDATION LOSS AMOUNT (NET LOSSES)                             Input Report-Remaining unpaid principal balance
                                                                                after giving effect to Net Liquidation Proceeds

    MTGE LOANS TOTAL ENDING PRINCIPAL BALANCE (NET OF SERVICER REMOVALS)        Input Report-Agg. Mtge Loans Princ. Balance

    AVERAGE MTGE LOANS RATE                                                     Input Report
    AVERAGE MTGE LOANS DAILY BALANCE                                            Input Report

  DELINQUENCY & REO  SUMMARY
  --------------------------
    DEL STAT 1 - NO. OF ACCTS                                                   Input Report
    DEL STAT 1 - CURRENT BALANCE                                                Input Report
    DEL STAT 2 - NO. OF ACCTS                                                   Input Report
    DEL STAT 2 - CURRENT BALANCE                                                Input Report
    DEL STAT 1+ - NO. OF ACCTS                                                  Input Report
    DEL STAT 1+ - CURRENT BALANCE                                               Input Report
    DEL STAT 3+ - NO. OF ACCTS                                                  Input Report
    DEL STAT 3+ - CURRENT BALANCE                                               Input Report
    DEL STAT 9+ - NO. OF ACCTS                                                  Input Report
    DEL STAT 9+ - CURRENT BALANCE                                               Input Report
    REO - NO. OF ACCTS                                                          Input Report
    REO  - CURRENT BOOK BALANCE (UNPAID PRINC. BALANCE)                         Input Report

  LOAN MODIFICATION SUMMARY
  -------------------------
    MTGE LOANS W/ SR. LIEN BALANCE MODIFICATION (CLTV<80%)
    MTGE LOANS W/ SR. LIEN BALANCE MODIFICATION (CLTV>80%)
    MTGE LOANS W/ CREDIT LIMIT MODIFICATION
    MTGE LOANS W/ GROSS MARGIN MODIFICATION

  OTHER INFORMATION
  -----------------
    LIBOR RATE FOR CURRENT INTEREST PERIOD                                      2nd Bus. Day preceding 1st day of Interest Period
                                                                                (TELERATE LIBOR)
    AMOUNT OWED TO CREDIT ENHANCER DUE TO PREPAYMENT
      SHORTFALL
    FSA'S SURETY BOND IN FORCE ? (YES=1; NO=0)






==================================================================================================================================
Countrywide Home Loans, Inc.                                         Date of Report:     7/3/01          Page 3
Countrywide Home Equity Loan Trust - Series 1997-A                   Time of Report:    3:43 PM
P & S Agreement Date:                    February 25, 1997
Original Settlement Date:                February 28, 1997
CUSIP Number of Certificates:
Original Sale Balance:                   120,000,000                 Investor 8001003

==================================================================================================================================

Detailed Information (Page 1 of 5)
----------------------------------

Distribution Date:                                            5/15/01         6/15/01         7/15/01
                                                              --------        --------        -------
LIBOR Rate (Adjusted two business days prior to               5.02250%        4.12250%        0.00000%  Rate for the Interest
  previous Distribution Date)                                                                           Period preceding the
                                                                                                        Distribution Date -
                                                                                                        TELERATE LIBOR
Average Mtge Loans Net Loan Rate (Effective Rate;Multiply     8.70866%        8.19874%        0.00000%  Net Rate for the Mtge
  by 360/365)                                                                                           Loans Collection Period
                                                                                                        preceding the Distribution
                                                                                                        Date
Maximum Rate                                                  8.70866%        8.19874%        0.00000%
Investor Certificate Rate (LIBOR + 15 bps)                    5.17250%        4.27250%        0.00000%
Investor Certificate Rate Capped at Maximum Rate? (Y=1; N=0)        0               0               1
Interest Period (Days)                                             29              31              30   Accrual Period from last
                                                                                                        distribution date to day
                                                                                                        before current
                                                                                                        distribution date

Beginning Pool Balance                                  33,046,765.14   32,228,030.83   30,765,105.65
Beginning Investor Certificate Principal Balance        28,590,194.63   27,771,460.32   26,308,535.14
Beginning Transferor Principal Balance                   4,456,570.51    4,456,570.51    4,456,570.51
Beginning Invested Amount                               28,590,194.63   27,771,460.32   26,308,535.14
Investor Floating Allocation Percentage                       86.5144%        86.1718%        85.5142%
Liquidation Loss Amount                                          0.00            0.00            0.00   Sum of Liquidation Loss
                                                                                                        Amounts
Servicing Fee                                               13,769.49       13,428.35       12,818.79   Pool Balance*(Fee/12)

    Mtge Loans Interest (Net of Cut-Off Date               288,772.23      268,208.38            0.00
      Overdue Interest)
    Mtge Loans Principal                                 1,232,234.73    1,955,904.46            0.00
    Mtge Loans Net Liquidation Proceeds                          0.00            0.00            0.00
    Mtge Loans Insurance Proceeds                                0.00            0.00            0.00
    Mtge Loans Optional Servicer Advances                        0.00            0.00            0.00
    Mtge Loans Purchase Price (Section 2.02(a))                  0.00            0.00            0.00
    Mtge Loans (90+ Day Delinquent) Purchase Price               0.00            0.00            0.00
    Mtge Loans Transfer Deposit Amount (Section 2.02(a))         0.00            0.00            0.00
Available Funds                                          1,521,006.96    2,224,112.84            0.00

    Mtge Loans Interest                                    288,772.23      268,208.38            0.00
    Mtge Loans Net Liquidations Proceeds                         0.00            0.00            0.00
      (Alloc. to Int.)
    Mtge Loans Insurance Proceeds (Alloc. to Int.)               0.00            0.00            0.00
    Mtge Loans Optional Servicer Advances                        0.00            0.00            0.00
      (Alloc. to Int.)
    Mtge Loans Purchase Price (Alloc. to Int.)                   0.00            0.00            0.00
      (Section 2.02(a))
    Mtge Loans (90+ Day Delinquent) Purchase Price               0.00            0.00            0.00
      (Alloc. to Int.)
Mtge Loans Interest Collections                            288,772.23      268,208.38            0.00

    Mtge Loans Principal                                 1,232,234.73    1,955,904.46            0.00
    Mtge Loans Net Liquidaton Proceeds                           0.00            0.00            0.00
      (Alloc. to Princ.& Net of Forecl. Profits)
    Mtge Loans Insurance Proceeds (Alloc. to Princ.)             0.00            0.00            0.00
    Mtge Loans Purchase Price (Alloc. to Princ.)                 0.00            0.00            0.00
      (Section 2.02(a))
    Mtge Loans (90+ Day Delinquent) Purchase Price               0.00            0.00            0.00
      (Alloc. to Princ.)
    Mtge Loans Transfer Deposit Amount                           0.00            0.00            0.00
      (Section 2.02(a))
Mtge Loans Principal Collections                         1,232,234.73    1,955,904.46            0.00

Interest Collections                                       288,772.23      268,208.38            0.00
Principal Collections                                    1,232,234.73    1,955,904.46            0.00

Investor & Transferor Interest & Principal Allocation
    Investor Interest Collections                          249,829.42      231,119.87            0.00
    Investor Principal Collections                       1,207,590.04    1,916,786.37            0.00
    Transferor Interest Collections                         38,942.81       37,088.51            0.00
    Transferor Principal Collections                        24,644.69       39,118.09            0.00
    (check)                                                      0.00            0.00            0.00

Investor Loss Amout                                              0.00            0.00            0.00
Transferor Loss Amount                                           0.00            0.00            0.00

==================================================================================================================================


==================================================================================================================================
Countrywide Home Loans, Inc.                                         Date of Report:     7/3/01          Page 4
Countrywide Home Equity Loan Trust - Series 1997-A                   Time of Report:    3:43 PM
P & S Agreement Date:                    February 25, 1997
Original Settlement Date:                February 28, 1997
CUSIP Number of Certificates:
Original Sale Balance:                   120,000,000                 Investor 8001003

==================================================================================================================================


Detailed Information (Page 2 of 5)
----------------------------------
Distribution Date:                                                  5/15/01         6/15/01         7/15/01
                                                                    --------        --------        -------

Investor Interest Collections                                     249,829.42      231,119.87            0.00
    less Investor Servicing Fee                                    11,912.58       11,571.44       10,961.89
    less Unpaid Servicing Fee                                           0.00            0.00            0.00    Zero
    less Credit Enhancement Premium                                 4,145.58        4,304.58        3,946.28    Cert. Balance*Int.
                                                                                                                Rate*(Act/360)
    less Investor Certificate Interest                            119,127.80      102,173.90            0.00
    less Unpaid Investor Certificate Interest Shortfall                 0.00            0.00            0.00    Cert. Balance*Fee
                                                                                                                (Act/360)
    less Investor Loss Amount                                           0.00            0.00            0.00
    less Unpaid Investor Loss Amount                                    0.00            0.00            0.00
    less Unreimbursed Draw Amounts                                      0.00            0.00            0.00
Excess Interest                                                   114,643.47      113,069.95            0.00
    less Accelerated Principal Distribution Amount                      0.00            0.00            0.00
Remaining Excess Interest                                         114,643.47      113,069.95            0.00

Investor Distributions
    Investor Certificate Interest                                 119,127.80      102,173.90            0.00
    Managed Amortization Period? (Y=1; N=0)                                1               1               1
    Rapid Amortization Event? (Y=1; N=0)                                   0               0               0
    Rapid Amortization Period? (Y=1; N=0)                                  0               0               0
    Principal Collections less Additional Balances                818,734.31    1,462,925.18            0.00
    Alternative Principal Payment                                 818,734.31    1,462,925.18            0.00
    Maximum Principal Collections                               1,207,590.04    1,916,786.37            0.00
    Principal Distribution Amount                                 818,734.31    1,462,925.18            0.00
    Investor Loss Amount Distributed to Investors                       0.00            0.00            0.00
    Excess Interest Paid as Principal                                   0.00            0.00            0.00

Transferor Distributions
    Transferor Interest Collections (net of Transferor             37,085.90       35,231.60            0.00
      Servicing Fee)
    Excess Interest remaining from Collection Account             114,643.47      113,069.95            0.00
    Principal Distributions (including Transferor                 413,500.42      492,979.28            0.00
      Principal Collections)
    Principal Balance of Loans Removed from the Trust                   0.00            0.00            0.00
      by the Servicer (Section 2.06)

Excess Int. (Shortfall) a/ Premium                                233,771.26      215,243.85      (14,908.17)
Excess Int. (Shortfall) a/ Interest                               114,643.47      113,069.95      (14,908.17)
Excess Int. (Shortfall) a/ Losses                                 114,643.47      113,069.95      (14,908.17)
Required Amount                                                         0.00            0.00       14,908.17   Insufficiency amount
Required Amount Applied to Overcollateralization Amount                 0.00            0.00            0.00
Subordinated Transferor Collections Applied to Required Amount          0.00            0.00            0.00
Required Amount Applied to Transferor Balance                           0.00            0.00            0.00
Draw on Policy                                                          0.00            0.00       14,908.17
Investor Certificate Distribution Amount                          937,862.11    1,565,099.08            0.00
  (Excluding Credit Enhancement Draw Amount)
Credit Enhancement Draw Amount (Excluding writedowns of OC)             0.00            0.00       14,908.17
    Guaranteed Principal Distribution Amount                            0.00            0.00            0.00
    Guaranteed Amount                                                   0.00            0.00       14,908.17

==================================================================================================================================


==================================================================================================================================
Countrywide Home Loans, Inc.                                         Date of Report:     7/3/01          Page 5
Countrywide Home Equity Loan Trust - Series 1997-A                   Time of Report:    3:43 PM
P & S Agreement Date:                    February 25, 1997
Original Settlement Date:                February 28, 1997
CUSIP Number of Certificates:
Original Sale Balance:                   120,000,000                 Investor 8001003

==================================================================================================================================

Detailed Information (Page 3 of 5)
----------------------------------

Distribution Date:                                                                   5/15/01            6/15/01            7/15/01
                                                                                     -------            -------            --------
Beginning Pool Balance                                                          33,046,765.14      32,228,030.83      30,765,105.65
  Interest Distribution                                                            288,772.23         268,208.38               0.00
  Principal Distribution                                                         1,232,234.73       1,955,904.46               0.00
  Servicer Account Removals (Section 2.06)                                               0.00               0.00               0.00
  Additional Balances                                                              413,500.42         492,979.28               0.00
  Liquidation Loss Amount                                                                0.00               0.00               0.00
Ending Pool Balance                                                             32,228,030.83      30,765,105.65      30,765,105.65

Beginning Investor Certificate Principal Balance                                28,590,194.63      27,771,460.32      26,308,535.14
  Investor Certificate Interest                                                    119,127.80         102,173.90               0.00
  Unpaid Investor Certificate Interest Shortfall distributed                             0.00               0.00               0.00
  Investor Certificate Principal                                                   818,734.31       1,462,925.18               0.00
Ending Investor Certificate Principal Balance                                   27,771,460.32      26,308,535.14      26,308,535.14
Pool Factor                                                                         0.2314288          0.2192378          0.2192378

Beginning Transferor Balance                                                     4,456,570.51       4,456,570.51       4,456,570.51
  Interest Distribution (including funds released from Collection Account)         153,586.27         150,158.46               0.00
  Principal Distribution (including Unallocated Transferor Principal Collections)  413,500.42         492,979.28               0.00
  Additional Balances                                                              413,500.42         492,979.28               0.00
  Principal Balance of Loans Removed from the Trust by the Servicer                      0.00               0.00               0.00
    (Section 2.06)
  Losses allocated to Transferor                                                         0.00               0.00               0.00
  Ending Transferor Balance                                                      4,456,570.51        4,456,570.51      4,456,570.51
  Minimum Transferor Interest                                                    1,611,401.54        1,538,255.28      1,538,255.28
  Transferor Principal Collections Unallocated due to Minimum                            0.00                0.00              0.00
    Transferor Interest (held in Coll. Acct.)
  Total Unallocated Transferor Principal Collections held in                             0.00                0.00              0.00
    Collection Account

Beginning Invested Amount                                                        28,590,194.63       27,771,460.32    26,308,535.14
  Principal Distribution Amount                                                     818,734.31        1,462,925.18             0.00
  Investor Loss Reduction Amount                                                          0.00                0.00             0.00
Ending Invested Amount                                                           27,771,460.32       26,308,535.14    26,308,535.14

Required OC Amount                                                                        0.00                0.00             0.00
Beginning Step-Down Subordinated Amount                                                   0.00                0.00             0.00
Ending Step-Down Subordinated Amount                                                (26,580.96)          (2,268.71)     (305,628.37
Ending OC Amount (% of Original Pool Balance)                                            -0.02%               0.00%          -0.25%

Current Month Excess Spread                                                              3.536%              3.926%          0.000%
Rolling Three-Month Excess Spread                                                        3.815%              3.790%          2.487%

Initial Required Subordinated Percentage                                                 2.000%              2.000%          2.000%
Excess Spread Trigger Step-Up Percentage                                                 0.000%              0.000%          0.000%
Six-Month Rolling Loss / Cumulative Loss Step-Up Percentage                              0.000%              0.000%          0.000%
Required Subordinated Percentage                                                         2.000%              2.000%          2.000%
Delinquency Step-Up Amount                                                          216,630.70          247,111.36            0.00

Initial Subordinated Amount                                                       2,448,979.61        2,448,979.61     2,448,979.61

Trigger Date Step-Down Subordinated Amount                                                0.00                0.00             0.00
Preliminary Step-Down Subordinated Amount                                         1,321,870.61        1,289,121.23     1,230,604.23
Step-Down Subordinated Amount                                                     1,321,870.61        1,289,121.23     1,230,604.23
Step-Up (+) /Step-Down (-) Subordinated Amount                                      (26,580.96)          (2,268.71)     (305,628.37

Preliminary Transferor Subordinated Amount                                        2,665,610.31        2,696,090.97     2,448,979.61
Can the Required Transferor Subordinated Amount be Reduced?                                  Y                   Y                Y
Required Transferor Subordinated Amount                                           1,538,501.31        1,536,232.59     1,230,604.23
Available Transferor Subordinated Amount                                          1,538,501.31        1,536,232.59     1,230,604.23
Subordinated Transferor Collections                                                  37,085.90           35,231.60             0.00

Annualized Six-Month Rolling Losses After a Rapid Amortization                               0                   0                0
  Event Trigger (Y=1; N=0)
Step-Up Cumulative Loss Trigger (Y=1; N=0)                                                   0                   0                0
Six-Month Rolling Loss and Rapid Amortization Event Trigger                                  0                   0                0
  Violated? (Y=1; N=0)

=================================================================================================================================


==================================================================================================================================
Countrywide Home Loans, Inc.                                         Date of Report:     7/3/01          Page 6
Countrywide Home Equity Loan Trust - Series 1997-A                   Time of Report:    3:43 PM
P & S Agreement Date:                    February 25, 1997
Original Settlement Date:                February 28, 1997
CUSIP Number of Certificates:
Original Sale Balance:                   120,000,000                 Investor 8001003

==================================================================================================================================

Detailed Information (Page 4 of 5)
----------------------------------

Distribution Date:                                                            5/15/01           6/15/01            7/15/01
                                                                              --------          --------           -------
Step-Down Cumulative Loss Test Violated? (Y=1; N=0)                                  0                 0                 0
Step-Down Rolling Twelve-Month Delinquency Rate Test Violated? (Y=1; N=0)            0                 0                 0
Current 60+ Day Delinquency Rate                                                  3.34%             3.72%             0.00%
Rolling Twelve-Month Delinquency Rate                                             2.74%             2.84%             2.98%
Rolling Six-Month Loss Rate                                                       0.60%             0.61%             0.63%
Ending Unreimbursed Draw on Surety Bond                                           0.00              0.00          14,908.17

Beginning Insured Principal Amount                                      $28,590,194.63    $27,771,460.32     $26,308,535.14
Ending Insured Principal Amount                                         $27,771,460.32    $26,308,535.14     $26,308,535.14

Available Credit Enhancement                                                     -0.02%             0.00%            -0.25%
Investor Distribution Amount                                                937,862.11      1,565,099.08              0.00
Transferor Distribution Amount (incl. Excess Cash Rel. From                 565,229.79        641,280.83              0.00
  Collection Account)

Investor Loss Amount Reimbursed from Excess Interest                              0.00              0.00              0.00
Investor Loss Amount Allocated to OC                                              0.00              0.00              0.00
Investor Loss Amount Reimbursed from Subordinated Transferor Collections          0.00              0.00              0.00
Investor Loss Amount Reimbursed from Transferor Balance                           0.00              0.00              0.00
Investor Loss Amount Reimbursed from Policy Draw                                  0.00              0.00              0.00
Investor Loss Amount Unreimbursed                                                 0.00              0.00              0.00
Unreimbursed Loss Amount Distributed                                              0.00              0.00              0.00

Cum. Accelerated Principal Distribution Amount                                    0.00              0.00              0.00
Cum. Principal Payments (Including ECPB & APDA)                          92,228,539.68     93,691,464.86     93,691,464.86
Cum. Principal Payments (Excluding ECPB & APDA)                          92,228,539.68     93,691,464.86     93,691,464.86
Cum. OC Amount                                                              (26,580.96)        (2,268.71)      (305,628.37)
Cum. Liquidation Losses                                                   1,262,247.67      1,262,247.67      1,262,247.67
Cum. Investor Loss Reduction Amount                                               0.00              0.00              0.00
Cum. Purchase Price of Repurchased Loans (Alloc. to Principal)                    0.00              0.00              0.00
Cum. Guaranteed Principal Distribution Amount                                     0.00              0.00              0.00
Cum. Credit Enhancement Draw Amount Amount                                        0.00              0.00         14,908.17
Cum. Servicer Removals from Trust (Section 2.06)                                  0.00              0.00              0.00

Cum. Modifications to Sr. Lien Balance (CLTV<80%)                           966,646.25        966,646.25        966,646.25
Cum. Modifications to Sr. Lien Balance (CLTV<80%) (% of Initial Pool)             0.79%             0.79%             0.79%
Cum. Modifications to Sr. Lien Balance (CLTV>80%)                         2,017,329.84      2,017,329.84      2,017,329.84
Cum. Modifications to Sr. Lien Balance (CLTV>80%) (% of Initial Pool)             1.65%             1.65%             1.65%
Cum. Modifications to Credit Limit                                        1,137,852.72      1,137,852.72      1,137,852.72
Cum. Modifications to Credit Limit (% of Initial Pool)                            0.93%             0.93%             0.93%
Cum. Modifications to Gross Margin                                          280,450.51        280,450.51        280,450.51
Cum. Modifications to Gross Margin (% of Initial Pool)                            0.23%             0.23%             0.23%


==================================================================================================================================



(Table Continued)

Detailed Information (Page 4 of 5)
----------------------------------

Distribution Date:


Step-Down Cumulative Loss Test Violated? (Y=1; N=0)
Step-Down Rolling Twelve-Month Delinquency Rate Test Violated? (Y=1; N=0)
Current 60+ Day Delinquency Rate
Rolling Twelve-Month Delinquency Rate                                           0.00%     0.00%     0.00%    0.00%   0.00%   0.00%
Rolling Six-Month Loss Rate                                                               0.00%
Ending Unreimbursed Draw on Surety Bond                                                   0.00
                                                                                            $0

Beginning Insured Principal Amount                                                        0.00
Ending Insured Principal Amount                                                           0.00%
                                                                                          0.00%

Available Credit Enhancement                                                                $0
Investor Distribution Amount                                                              0.00
Transferor Distribution Amount (incl. Excess Cash Rel. From                               0.00
  Collection Account)
                                                                                          0.00
Investor Loss Amount Reimbursed from Excess Interest                                      0.00
Investor Loss Amount Allocated to OC                                                      0.00
Investor Loss Amount Reimbursed from Subordinated Transferor Collections                  0.00
Investor Loss Amount Reimbursed from Transferor Balance                                   0.00
Investor Loss Amount Reimbursed from Policy Draw                                          0.00
Investor Loss Amount Unreimbursed                                                         0.00
Unreimbursed Loss Amount Distributed                                                      0.00
                                                                                             0
Cum. Accelerated Principal Distribution Amount                                            0.00
Cum. Principal Payments (Including ECPB & APDA)                                           0.00
Cum. Principal Payments (Excluding ECPB & APDA)                                           0.00
Cum. OC Amount                                                                            0.00
Cum. Liquidation Losses                                                                   0.00
Cum. Investor Loss Reduction Amount                                                       0.00
Cum. Purchase Price of Repurchased Loans (Alloc. to Principal)                            0.00
Cum. Guaranteed Principal Distribution Amount                                             0.00
Cum. Credit Enhancement Draw Amount Amount                                                0.00
Cum. Servicer Removals from Trust (Section 2.06)                                          0.00
                                                                                   0.001248638
Cum. Modifications to Sr. Lien Balance (CLTV<80%)                                  0.001299568
Cum. Modifications to Sr. Lien Balance (CLTV<80%) (% of Initial Pool)              0.001350676
Cum. Modifications to Sr. Lien Balance (CLTV>80%)                                  0.001528252
Cum. Modifications to Sr. Lien Balance (CLTV>80%) (% of Initial Pool)               0.00166498
Cum. Modifications to Credit Limit                                                 0.001809169
Cum. Modifications to Credit Limit (% of Initial Pool)                             0.002163973
Cum. Modifications to Gross Margin                                                 0.002485958
Cum. Modifications to Gross Margin (% of Initial Pool)                             0.002739557
                                                                                   0.003430892
                                                                                   0.003503382
                                                                                   0.003560816
                                                                                   0.003608568
                                                                                            $0


==================================================================================================================================
Countrywide Home Loans, Inc.                                         Date of Report:     7/3/01          Page 7
Countrywide Home Equity Loan Trust - Series 1997-A                   Time of Report:    3:43 PM
P & S Agreement Date:                    February 25, 1997
Original Settlement Date:                February 28, 1997
CUSIP Number of Certificates:
Original Sale Balance:                   120,000,000                 Investor 8001003

==================================================================================================================================



                                                                                                                        0.00366197
Detailed Information (Page 5 of 5)                                                                                      0.00366197
----------------------------------                                                                                      0.00366197
Distribution Date:                                                         5/15/01         6/15/01         7/15/01      1/0/00
                                                                           --------        --------        --------
                                                                                                                        0.00366197
Accrued but Unpaid a/ Distribution                                                                                            0.00
    Servicing Fee                                                             0.00            0.00            0.00            0.00
    Investor Certificate Interest                                             0.00            0.00            0.00            0.00
    Credit Enhancement Premium                                                0.00            0.00            0.00            0.00
    Unreimbursed Draw Amounts                                                 0.00            0.00       14,908.17

SOURCES OF FUNDS:
-----------------
    Mtge Loans Interest                                                 288,772.23      268,208.38            0.00
    Mtge Loans Net Liq. Proceeds (Alloc. to Int. & Incl.                      0.00            0.00            0.00
       Rec. Charge-Offs)
    Mtge Loans Insurance Proceeds (Alloc. to Int.)                            0.00            0.00            0.00
    Mtge Loans Purchase Price (Alloc. to Int.) (Section 2.02(a))              0.00            0.00            0.00
    Mtge Loans (90+ Days Delinquent) Purchase Price (Alloc. to Int.)          0.00            0.00            0.00
    Mtge Loan Principal                                               1,232,234.73    1,955,904.46            0.00
    Mtge Loans Net Liq. Proceeds (Alloc. to Princ.)                           0.00            0.00            0.00
    Mtge Loans Insurance Proceeds (Alloc. to Princ.)                          0.00            0.00            0.00
    Mtge Loans Purchase Price (Alloc. to Princ.) (Section 2.02(a))            0.00            0.00            0.00
    Mtge Loans (90+ Days Delinquent) Purchase Price                           0.00            0.00            0.00
      (Alloc. to Princ.)
    Mtge Loans Transfer Deposit Amount (Section 2.02(a))                      0.00            0.00            0.00
    Draw on Policy                                                            0.00            0.00       14,908.17
    Unallocated Transferor Collections                                        0.00            0.00            0.00
Total                                                                 1,521,006.96    2,224,112.84       14,908.17


USES OF FUNDS
-------------
    Servicing Fee                                                        13,769.49       13,428.35       10,961.89
    Investor Interest Distribution                                      119,127.80      102,173.90            0.00
    Accrued and Unpaid Investor Interest Distributed                          0.00            0.00            0.00
    Investor Principal Distribution                                     818,734.31    1,462,925.18            0.00
    Transferor Distribution (not including Cash Released                450,586.32      528,210.88            0.00
      to Transferor)
    Unallocated Transferor Principal Collections                              0.00            0.00            0.00
    Accrued and Unpaid Servicing Fee Distributed                              0.00            0.00            0.00      zeroed
    Payment of Unreimbursed Surety Bond Draw Amounts                          0.00            0.00            0.00
    Credit Enhancement Premium Distributed                                4,145.58        4,304.58        3,946.28
    Cash Released to Transferor (Including OC Step-Down Release)        114,643.47      113,069.95            0.00
Total                                                                 1,521,006.96    2,224,112.84       14,908.17

ERROR CHECK
-----------
Sources & Uses                                                                  OK              OK              OK
Pool Balance                                                                    OK              OK              OK    Verifies INPUT
                                                                                                                      against
                                                                                                                      calculation
Transferor Balance (Will indicate "VIOLATION" if Servicer has
  viloated Min. Transferor Int.)                                                OK              OK              OK
Loss Allocation                                                                 OK              OK              OK
Overcollateralization                                                           OK              OK              OK
Balance Reduction                                                               OK              OK              OK



Distribution List:
-----------------


    Barbara Grosse - First National Bank of Chicago      Richard Pohl - Countrywide Home Loans
    Ora Melamed - Prudential Securities                  Lupe Montero - Countrywide Home Loans
    Margarette Carrette - Moody's Investors Service      Richard Marron - Countrywide Home Loans
    Gail Brennan - Standard & Poor's Corp.               Dave Walker - Countrywide Home Loans
    Director, IPM - Financial Security Assurance         Jose Baltasar - Countrywide Home Loans
                                                         Dianne Barrella - Countrywide Home Loans

==================================================================================================================================


==================================================================================================================================
Countrywide Home Loans, Inc.                                         Date of Report:     7/3/01          Page 8
Countrywide Home Equity Loan Trust - Series 1997-A                   Time of Report:    3:43 PM
P & S Agreement Date:                    February 25, 1997
Original Settlement Date:                February 28, 1997
CUSIP Number of Certificates:
Original Sale Balance:                   120,000,000                 Investor 8001003

==================================================================================================================================





Servicer Certificate (Page 1 of 3)
----------------------------------
Distribution Date:                                                              5/15/01              6/15/01            7/15/01
                                                                                --------             --------           -------

A.  POOL INFORMATION

    Aggregate Amount of Collections                                        1,521,006.96         2,224,112.84               0.00
    Aggregate Amount of Interest Collections                                 288,772.23           268,208.38               0.00
    Aggregate Amount of Principal Collections                              1,232,234.73         1,955,904.46               0.00
    Transfer Deposit Amount (Sections 2.02(a) & 2.06)                              0.00                 0.00               0.00
    Beginning Pool Balance                                                33,046,765.14        32,228,030.83      30,765,105.65
    Ending Pool Balance                                                   32,228,030.83        30,765,105.65      30,765,105.65
    Additional Balances                                                      413,500.42           492,979.28               0.00
    Servicer Removals from the Trust (Section 2.06)                                0.00                 0.00               0.00
    Cum. Modifications to Sr. Lien Balance (CLTV<80%)                        966,646.25           966,646.25         966,646.25
    Cum. Modifications to Sr. Lien Balance (CLTV<80%)                              0.79%                0.79%              0.79%
     (% of Initial Pool)
    Cum. Modifications to Sr. Lien Balance (CLTV>80%)                      2,017,329.84         2,017,329.84       2,017,329.84
    Cum. Modifications to Sr. Lien Balance (CLTV>80%)                              1.65%                1.65%              1.65%
      (% of Initial Pool)
    Cum. Modifications to Credit Limit                                     1,137,852.72         1,137,852.72       1,137,852.72
    Cum. Modifications to Credit Limit (% of Initial Pool)                         0.93%                0.93%              0.93%
    Cum. Modifications to Gross Margin                                       280,450.51           280,450.51          280,450.51
    Cum. Modifications to Gross Margin (% of Initial Pool)                         0.23%                0.23%              0.23%
    Servicing Fee                                                             13,769.49            13,428.35           12,818.79
    Unpaid Servicing Fee Received                                                  0.00                 0.00                0.00
    Remaining Accrued and Unpaid Servicing Fee                                     0.00                 0.00                0.00

B.  INTEREST, PRINCIPAL & LOSS ALLOCATION

    Investor Certificateholder Floating Allocation Percentage                     86.51%               86.17%              85.51%
    Investor Certificateholder Fixed Allocation Percentage                        98.00%               98.00%              98.00%
    Investor Interest Collections                                            249,829.42           231,119.87                 0.00
    Investor Principal Collections                                         1,207,590.04         1,916,786.37                 0.00
    Transferor Interest Collections                                           38,942.81            37,088.51                 0.00
    Transferor Principal Collections                                          24,644.69            39,118.09                 0.00
    Investor Loss Amount                                                           0.00                 0.00                 0.00
    Beginning Invested Amount                                             28,590,194.63        27,771,460.32        26,308,535.14
    Ending Invested Amount                                                27,771,460.32        26,308,535.14        26,308,535.14

C.  INTEREST & PRINCIPAL DISTRIBUTIONS TO INVESTORS

    Investor Certificate Interest Distributed                                119,127.80           102,173.90                 0.00
    Investor Certificate Interest Shortfall b/ any Draw on Policy                  0.00                 0.00                 0.00
    Unpaid Investor Certificate Interest Shortfall Received                        0.00                 0.00                 0.00
    Unpaid Investor Certificate Interest Shortfall Remaining                       0.00                 0.00                 0.00

    Principal Distribution Amount                                            818,734.31         1,462,925.18                 0.00
        Managed Amortization Period? (Yes=1; No=0)                                    1                    1                    1
        Rapid Amortization Period? (Yes=1; No=0)                                      0                    0                    0
        Maximum Principal Collections Payment                              1,207,590.04         1,916,786.37                 0.00
        Alternative Principal Payment                                        818,734.31         1,462,925.18                 0.00
        Principal Collections less Additional Balances                       818,734.31         1,462,925.18                 0.00
    Investor Loss Amount Distributed to Investors                                  0.00                 0.00                 0.00
    Accelerated Principal Distribution Amount                                      0.00                 0.00                 0.00



==================================================================================================================================
Countrywide Home Loans, Inc.                                         Date of Report:     7/3/01          Page 9
Countrywide Home Equity Loan Trust - Series 1997-A                   Time of Report:    3:43 PM
P & S Agreement Date:                    February 25, 1997
Original Settlement Date:                February 28, 1997
CUSIP Number of Certificates:
Original Sale Balance:                   120,000,000                 Investor 8001003

==================================================================================================================================

Servicer Certificate (Page 2 of  3)
-----------------------------------

Distribution Date:                                                              5/15/01            6/15/01              7/15/01
                                                                                --------           --------             -------
D.  INVESTOR CERTIFICATE PRINCIPAL BALANCE

    Beginning Certificate Principal Balance                               28,590,194.63         27,771,460.32        26,308,535.14
    Ending Certificate Principal Balance                                  27,771,460.32         26,308,535.14        26,308,535.14
    Pool Factor                                                               0.2314288             0.2192378            0.2192378

E.  DISTRIBUTIONS TO TRANSFEROR

    Interest Distribution                                                    153,586.27            150,158.46                0.00
    Principal Distribution                                                   413,500.42            492,979.28                0.00
    Amount Distributed to Transferor pursuant to                             114,643.47            113,069.95                0.00
      Section 5.01(a)(x)(included in Interest Distribution)

F.  TRANSFEROR BALANCE

    Beginning Transferor Principal Balance                                 4,456,570.51          4,456,570.51         4,456,570.51
    Ending Transferor Principal Balance                                    4,456,570.51          4,456,570.51         4,456,570.51
    Servicer Removals from the Trust (Section 2.06)                                0.00                  0.00                 0.00
    Minimum Transferor Balance                                             1,611,401.54          1,538,255.28         1,538,255.28

G.  INVESTOR CERTIFICATE RATE

    Investor Certificate Rate                                                   5.17250%              4.27250%             0.00000%
    LIBOR Rate                                                                  5.02250%              4.12250%             0.00000%
    Maximum Rate                                                                8.70866%              8.19874%             0.00000%
    Weighted Average Mortgage Net Loan Rate                                     8.70866%              8.19874%             0.00000%

H.  CREDIT ENHANCEMENT

    Credit Enhancement Fee                                                     4,145.58              4,304.58             3,946.28
    Beginning OC Amount                                                            0.00                  0.00                 0.00
    Ending OC Amount                                                         (26,580.96)            (2,268.71)         (305,628.37)
    Guaranteed Amount                                                              0.00                  0.00            14,908.17
    Guaranteed Principal Distribution Amount                                       0.00                  0.00                 0.00
    Credit Enhancement Draw Amount                                                 0.00                  0.00            14,908.17


J.  DELINQUENCY & REO STATUS

    Delinquent 30-59 days
        No. of Accounts                                                              14                    14                    0
        Trust Balances                                                       457,793.67            287,309.75                 0.00
    Delinquent 60-89 days
        No. of Accounts                                                              11                     8                    0
        Trust Balances                                                       249,880.49            299,250.70                 0.00
    Delinquent 90+ days
        No. of Accounts                                                              17                    16                    0
        Trust Balances                                                       393,959.52            351,834.63                 0.00
    Delinquent 9+ months
        No. of Accounts                                                              14                    14                    0
        Trust Balances                                                       433,261.40            494,222.72                 0.00
    REO
        No. of Accounts                                                               0                     0                    0
        Trust Balances                                                             0.00                  0.00                 0.00

===================================================================================================================================


==================================================================================================================================
Countrywide Home Loans, Inc.                                         Date of Report:     7/3/01          Page 10
Countrywide Home Equity Loan Trust - Series 1997-A                   Time of Report:    3:43 PM
P & S Agreement Date:                    February 25, 1997
Original Settlement Date:                February 28, 1997
CUSIP Number of Certificates:
Original Sale Balance:                   120,000,000                 Investor 8001003

==================================================================================================================================

Servicer Certificate (Page 3 of 3)
----------------------------------

Distribution Date:                                                                       5/15/01         6/15/01         7/15/01
                                                                                         --------        --------        -------
K.  EVENT OF DEFAULT TRIGGERS                                                                  0               0               0

    Failure by Seller to make payment within 5 Business Days of Required Date?                 0               0               0
    Failure by Seller to perform any covenants described in the Agreement?                     0               0               0
    Bankruptcy or Insolvency relating to Servicer?                                             0               0               0

L.  RAPID AMORTIZATION EVENT TRIGGERS                                                          0               0               0

    Failure by Seller to make payment within 3 Business Days of Required Date?                 0               0               0
    Breach of Representation or Warranty by Seller or Depositor?                               0               0               0
    Bankruptcy or Insolvency relating to Transferor?                                           0               0               0
    Subject to Investment Company Act of 1940 Regulation?                                      0               0               0
    Any Event of Default ?                                                                     0               0               0
    Draws Under Policy are Greater than 1% of Initial Pool Principal Balance?                  0               0               0

    IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 11th day of June, 2001

           Countrywide Home Loans Formerly Known as Countrywide Funding Corporation
           as Servicer

           ---------------------------------------

            Lupe Montero
            Vice-President



Distribution List:

   Director, IPM - FSA                                 Lupe Montero - Countrywide Home Loans
   Barbara Grosse - First National Bank of Chicago     Richard Marron - Countrywide Home Loans
   Ora Melamed - Prudential Securities                 Dave Walker - Countrywide Home Loans
   Margarette Carette - Moody's Investors Service      Jose Baltasar - Countrywide Home Loans
   Gail Brennan - Standard & Poor's Corp.              Richard Phol - Countrywide Home Loans
                                                       Dianne Barrella - Countrywide Home Loans


==================================================================================================================================
Countrywide Home Loans, Inc.                                         Date of Report:     7/3/01          Page 11
Countrywide Home Equity Loan Trust - Series 1997-A                   Time of Report:    3:43 PM
P & S Agreement Date:                    February 25, 1997
Original Settlement Date:                February 28, 1997
CUSIP Number of Certificates:
Original Sale Balance:                   120,000,000                 Investor 8001003

==================================================================================================================================


Statement to Certificateholders (Page 1 of 2)
---------------------------------------------

Distribution Date:                                                                          5/15/01         6/15/01         7/15/01
                                                                                            --------        --------        -------
    INVESTOR CERTIFICATES DISTRIBUTION SUMMARY (PER $1000 ORIGINAL PRINCIPAL AMOUNT)

A.  INTEREST & PRINCIPAL DISTRIBUTIONS TO INVESTORS

    Investor Certificate Interest Distributed                                               0.992732        0.851449       0.000000
    Investor Certificate Interest Shortfall Distributed                                     0.000000        0.000000       0.000000
    Remaining Unpaid Investor Certificate Interest Shortfall                                0.000000        0.000000       0.000000

    Managed Amortization Period ? (Yes=1; No=0)                                                    1               1              1
    Investors Certificate Principal Distributed                                             6.822786       12.191043       0.000000
      Principal Distribution Amount                                                         6.822786       12.191043       0.000000
         Maximum Principal Payment                                                         10.063250       15.973220       0.000000
         Alternative Principal Payment                                                      6.822786       12.191043       0.000000
         Principal Collections less Additional Balances                                     6.822786       12.191043       0.000000
      Investor Loss Amount Distributed to Investors                                         0.000000        0.000000       0.000000
      Accelerated Principal Distribution Amount                                             0.000000        0.000000       0.000000
      Credit Enhancement Draw Amount                                                            0.00            0.00      14,908.17

    Total Amount Distributed to Certificateholders (P & I)                                  7.815518       13.042492       0.000000

B.  INVESTOR CERTIFICATE PRINCIPAL BALANCE

    Beginning Investor Certificate Balance                                             28,590,194.63   27,771,460.32  26,308,535.14
    Ending Investor Certificate Balance                                                27,771,460.32   26,308,535.14  26,308,535.14
    Beginning Invested Amount                                                          28,590,194.63   27,771,460.32  26,308,535.14
    Ending Invested Amount                                                             27,771,460.32   26,308,535.14  26,308,535.14
    Investor Certificateholder Floating Allocation Percentage                                86.5144%        86.1718%      85.5142%
    Pool Factor                                                                            0.2314288       0.2192378      0.2192378
    Liquidation Loss Amount for Liquidated Loans                                                0.00            0.00           0.00
    Unreimbursed Liquidation Loss Amount                                                        0.00            0.00           0.00

C.  POOL INFORMATION
    Beginning Pool Balance                                                             33,046,765.14   32,228,030.83  30,765,105.65
    Ending Pool Balance                                                                32,228,030.83   30,765,105.65  30,765,105.65
    Servicer Removals form the Trust (Section 2.06)                                             0.00            0.00           0.00
    Servicing Fee                                                                          13,769.49       13,428.35      12,818.79

D.  INVESTOR CERTIFICATE RATE

    Investor Certificate Rate                                                               5.172500%       4.272500%     0.000000%
    LIBOR Rate                                                                              5.022500%       4.122500%     0.000000%
    Maximum Rate                                                                            8.708658%       8.198740%     0.000000%

E.  DELINQUENCY & REO STATUS

    Delinquent 30-59 days
    No. of Accounts                                                                               14              14             0
       Trust Balances                                                                     457,793.67      287,309.75          0.00
    Delinquent 60-89 days
        No. of Accounts                                                                           11               8             0
       Trust Balances                                                                     249,880.49      299,250.70          0.00
    Delinquent 90+ days
        No. of Accounts                                                                           17              16             0
       Trust Balances                                                                     393,959.52      351,834.63          0.00
    Delinquent 9+ Months
        No. of Accounts                                                                           14              14             0
       Trust Balances                                                                        433,261         494,223             0
    REO
        No. of Accounts                                                                            0               0             0
       Trust Balances                                                                           0.00            0.00          0.00



==================================================================================================================================
Countrywide Home Loans, Inc.                                         Date of Report:     7/3/01          Page 12
Countrywide Home Equity Loan Trust - Series 1997-A                   Time of Report:    3:43 PM
P & S Agreement Date:                    February 25, 1997
Original Settlement Date:                February 28, 1997
CUSIP Number of Certificates:
Original Sale Balance:                   120,000,000                 Investor 8001003

==================================================================================================================================



Statement to Certificateholders (Page 2 of 2)
---------------------------------------------

Distribution Date:                                                                       5/15/01         6/15/01         7/15/01
                                                                                        --------        --------        -------
    IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 11th day of June, 2001


           Countrywide Home Loans Formerly Known as Countrywide Funding Corporation
           as Servicer

           ---------------------------------------

            Lupe Montero
            Vice-President


















   Distribution List:
   -----------------

                                                         Dianne Barrella - Countrywide Home Loans
   Director, IPM - FSA                                   Lupe Montero - Countrywide Home Loans
   Barbara Grosse - First National Bank of Chicago       Richard Marron - Countrywide Home Loans
   Ora Melamed - Prudential Securities                   Dave Walker - Countrywide Home Loans
   Margarette Carette - Moody's Investors Service        Mar Luciano - Countrywide Home Loans
   Gail Brennan - Standard & Poor's Corp.                Richard Pohl - Countrywide Home Loans





==================================================================================================================================


==================================================================================================================================
Countrywide Home Loans, Inc.                                         Date of Report:     7/3/01          Page 13
Countrywide Home Equity Loan Trust - Series 1997-A                   Time of Report:    3:43 PM
P & S Agreement Date:                    February 25, 1997
Original Settlement Date:                February 28, 1997
CUSIP Number of Certificates:
Original Sale Balance:                   120,000,000                 Investor 8001003

==================================================================================================================================


                                       Step-down
                                       Do Not Erase -- Loss Trigger Levels
                                       -----------------------------------
                                     1        1.75%                                         1
                                     2        1.75%                                         2
                                     3        1.75%                                         3
                                     4        1.75%                                         4
                                     5        1.75%                                         5
                                     6        1.75%                                         6
                                     7        1.75%                                         7
                                     8        1.75%                                         8
                                     9        1.75%                                         9
                                    10        1.75%                                        10
                                    11        1.75%                                        11
                                    12        1.75%                                        12
                                    13        1.75%                                        13
                                    14        1.75%                                        14
                                    15        1.75%                                        15
                                    16        1.75%                                        16
                                    17        1.75%                                        17
                                    18        1.75%                                        18
                                    19        1.75%                                        19
                                    20        1.75%                                        20
                                    21        1.75%                                        21
                                    22        1.75%                                        22
                                    23        1.75%                                        23
                                    24        1.75%                                        24
                                    25        1.75%                                        25
                                    26        1.75%                                        26
                                    27        1.75%                                        27
                                    28        1.75%                                        28
                                    29        1.75%                                        29
                                    30        1.75%                                        30
                                    31        1.75%                                        31
                                    32        1.75%                                        32
                                    33        1.75%                                        33
                                    34        1.75%                                        34
                                    35        1.75%                                        35
                                    36        1.75%                                        36
                                    37        2.25%                                        37
                                    38        2.25%                                        38
                                    39        2.25%                                        39
                                    40        2.25%                                        40
                                    41        2.25%                                        41
                                    42        2.25%                                        42
                                    43        2.25%                                        43
                                    44        2.25%                                        44
                                    45        2.25%                                        45
                                    46        2.25%                                        46
                                    47        2.25%                                        47
                                    48        2.25%                                        48
                                    49        2.75%                                        49
                                    50        2.75%                                        50
                                    51        2.75%                                        51
                                    52        2.75%                                        52
                                    53        2.75%                                        53
                                    54        2.75%                                        54
                                    55        2.75%                                        55
                                    56        2.75%                                        56
                                    57        2.75%                                        57
                                    58        2.75%                                        58
                                    59        2.75%                                        59

==================================================================================================================================
Countrywide Home Loans, Inc.                                         Date of Report:     7/3/01          Page 13
Countrywide Home Equity Loan Trust - Series 1997-A                   Time of Report:    3:43 PM
P & S Agreement Date:                    February 25, 1997
Original Settlement Date:                February 28, 1997
CUSIP Number of Certificates:
Original Sale Balance:                   120,000,000                 Investor 8001003

==================================================================================================================================

                                    60        2.75%                                        60
                                    61        3.25%                                        61
                                    62        3.25%                                        62
                                    63        3.25%                                        63
                                    64        3.25%                                        64
                                    65        3.25%                                        65
                                    66        3.25%                                        66
                                    67        3.25%                                        67
                                    68        3.25%                                        68
                                    69        3.25%                                        69
                                    70        3.25%                                        70
                                    71        3.25%                                        71
                                    72        3.25%                                        72
                                    73        3.25%                                        73
                                    74        3.25%                                        74
                                    75        3.25%                                        75
                                    76        3.25%                                        76
                                    77        3.25%                                        77
                                    78        3.25%                                        78
                                    79        3.25%                                        79
                                    80        3.25%                                        80
                                    81        3.25%                                        81
                                    82        3.25%                                        82
                                    83        3.25%                                        83
                                    84        3.25%                                        84
                                    85        3.25%                                        85
                                    86        3.25%                                        86
                                    87        3.25%                                        87
                                    88        3.25%                                        88
                                    89        3.25%                                        89
                                    90        3.25%                                        90
                                    91        3.25%                                        91
                                    92        3.25%                                        92
                                    93        3.25%                                        93
                                    94        3.25%                                        94
                                    95        3.25%                                        95
                                    96        3.25%                                        96
                                    97        3.25%                                        97
                                    98        3.25%                                        98
                                    99        3.25%                                        99
                                   100        3.25%                                       100
                                   101        3.25%                                       101
                                   102        3.25%                                       102
                                   103        3.25%                                       103
                                   104        3.25%                                       104
                                   105        3.25%                                       105
                                   106        3.25%                                       106
                                   107        3.25%                                       107
                                   108        3.25%                                       108
                                   109        3.25%                                       109
                                   110        3.25%                                       110
                                   111        3.25%                                       111
                                   112        3.25%                                       112
                                   113        3.25%                                       113
                                   114        3.25%                                       114
                                   115        3.25%                                       115
                                   116        3.25%                                       116

==================================================================================================================================
Countrywide Home Loans, Inc.                                         Date of Report:     7/3/01          Page 13
Countrywide Home Equity Loan Trust - Series 1997-A                   Time of Report:    3:43 PM
P & S Agreement Date:                    February 25, 1997
Original Settlement Date:                February 28, 1997
CUSIP Number of Certificates:
Original Sale Balance:                   120,000,000                 Investor 8001003

==================================================================================================================================
                                   117        3.25%                                       117
                                   118        3.25%                                       118
                                   119        3.25%                                       119
                                   120        3.25%                                       120
                                   121        3.25%                                       121
                                   122        3.25%                                       122
                                   123        3.25%                                       123
                                   124        3.25%                                       124
                                   125        3.25%                                       125
                                   126        3.25%                                       126
                                   127        3.25%                                       127
                                   128        3.25%                                       128
                                   129        3.25%                                       129
                                   130        3.25%                                       130
                                   131        3.25%                                       131
                                   132        3.25%                                       132
                                   133        3.25%                                       133
                                   134        3.25%                                       134
                                   135        3.25%                                       135
                                   136        3.25%                                       136
                                   137        3.25%                                       137
                                   138        3.25%                                       138
                                   139        3.25%                                       139
                                   140        3.25%                                       140
                                   141        3.25%                                       141
                                   142        3.25%                                       142
                                   143        3.25%                                       143
                                   144        3.25%                                       144
                                   145        3.25%                                       145
                                   146        3.25%                                       146
                                   147        3.25%                                       147
                                   148        3.25%                                       148
                                   149        3.25%                                       149
                                   150        3.25%                                       150

